Exhibit 3.26

TRANSLATION

PUBLIC DEED NUMBER TWENTY FIRST THOUSAND FOUR HUNDRED FIFTEEN         (21,415)

Whereby the Articles of Incorporation of the corporation known as HS SOUTH INC., domiciled in Panama City, Republic of Panama, are protocolized.

Panama, August 29, 2007.

In the City of Panama, Capital of the Republic and Head of the Notarial Circuit of the same name, on August twenty-nine (29), two thousand seven (2007), before me, BORIS BARRIOS GONZALEZ, First Notary Public of the Circuit of Panama with personal identity card number eight-two hundred twelve-one thousand seven hundred twenty-two (8-212-1722), there personally appeared DIOGENES JARAMILLO MARTINEZ, male, Panamanian of legal age, married, resident of this city, with identification card number nine – one hundred eighty one – three hundred eighteen (9-181-318) and NILO SANTOS, male, Panamanian, of legal age, married, resident of this city, with personal identification card number nine – one hundred fifteen – one thousand eighteen (9-115-1018), whom I know and on their own behalf have asked me to record, as in effect I do herein protocolize, the articles of incorporation of the corporation known as HS SOUTH INC., incorporated in accordance with the Law thirty two (32) of one thousand nine hundred twenty seven (1927) and with domicile at Panama City, Republic of Panama.

The requested protocolization is hereby made and the copies which the interested parties may request shall be issued.

I advised the appearing parties that a copy of this deed must be filed at the Public Registry for registration and read as it was to them in the presence of the instrumental witnesses ANALIDA de DE LA CRUZ, women, holder of the personal identification card number eight-one hundred seventy seven – seven (8-177-7) and ANABEL ARCIA, women, holder of the personal identification card number two – ninety seven – two thousand twenty three (2-97-2023), both of legal age, residents of this city, whom I know, are fit for such office, they found it in order, approved it and in witness thereof they all sign it before me, the Notary who attests.

The Notary hereby states that this minutes document has been executed on the basis of a project prepared by the law firm FABREGA, MOLINO & MULINO.

This deed bears the order number TWENTY FIRST THOUSAND FOUR HUNDRED FIFTEEN        (21,415)

(sgd.) DIOGENES JARAMILLO MARTINEZ – NILO SANTOS — ANALIDA de DE LA CRUZ – ANABEL ARCIA – BORIS BARRIOS GONZALEZ, First Public Notary of the Circuit.

ARTICLES OF INCORPORATION OF

“HS SOUTH INC.”

Organized pursuant to the General Law relating to corporations in the Republic of Panama.

The undersigned in order to incorporate a corporation in accordance with the dispositions contained in the Corporations Law, Law No. thirty-two (32) of one thousand nine hundred twenty-seven (1927), we hereby subscribe the following articles of incorporation:

FIRST (NAME): The name of the corporation is: HS SOUTH INC.

SECOND (OBJECTS): The corporation will engage, without any limitation and in any place of the world to any class of licit activities of commercial nature, industrial, financial, cinematographical, televise, advertising, real estate, aerial, maritime, mining and agriculture; to the acquisition and sale of stock, securities and assets in general; as well to the trade of fine art objects and antiques and the organization of art exhibitions; also to any other licit activities determined by its Board of Directors or Shareholders.

THIRD (CAPITAL): The authorized capital stock of the corporation shall be FIVE MILLION DOLLARS (US$5,000,000.00), legal currency of the United States of America, divided into THREE MILLIONS ONE HUNDRED TWENTY GIVE THOUSAND (3,125,000) Class A Shares, of ONE DOLLAR (US$1.00) each and ONE MILLIONS EIGHT HUNDRED SEVENTY FIVE THOUSAND (1,875,000) Class B shares, of ONE DOLLAR (US$1.00) each. The Share Certificates will be issued in the name of the owner or the bearer. Exchangeable one for other as owners will. All the shares will have the right to one (1) vote each one in all the General Shareholders Meetings. The Share Certificates must be signed by two of the officers of the company indistinctly.

FOURTH (A) (RIGHT TO PREFERENTIAL ACQUISITION): In each new issuance of stock, the stockholders will have the preferential right to subscribe the stocks to be issued in proportion to the stocks which they own then. — The value of the issuance, payment conditions of stocks thus subscribed as well as the rights and privileges of the stocks not totally paid must be determined by the Board of Directors once the issuance has been authorize. — Unless the Board of Directors determines another term, the stockholders will have thirty calendar days starting with the date of the corresponding notice to avail themselves of the right of preferential acquisition according to the conditions established by the Board of Directors. Once the foregoing term has elapsed, the Board of Directors will be at liberty to issue the non subscribed stocks at that price it deems Convenient, provided it is not less to at is offered to the stockholders. — Unless the Board of Directors determines otherwise, said notice will be made as provided for in clause eight in relation to the call of meeting of the Stockholders Meeting. The stock issued will be void if it does not comply with the preferential subscription right stated in the is clause. — The emission of shares that contravene the right of preferment subscription that will be contract in this clause will be annulled. — B) (PREFERENTIAL RIGHT) If there are registered shares, the stockholders will have preferential right to buy the Company’s stocks which another stock wants to transfer. — The company will communicate to the stockholders the sale proposal made by any stockholders and will allow a period of fifteen (15) calendar days for them to declare if they are interested or not in buying the stock. — In case there are several wishing to buy at the same price, the stocks offered will be prorated among them. Once the thirty days period, since the stockholders offered his stock for sale has elapsed without being notified that another stockholder wants to buy them he will be at liberty to sell his stocks. The Board of Directors will regulate everything concerning the Preferential Right.

FIFTH (STOCK REGISTRATION): The Stock Register Book and the books required by Law will be kept in the Republic of Panama or in any other place determined by the Board of Directors.

SIXTH (DOMICILE): The domicile of the company will be localized in the City of Panama, Republic of Panama.

SEVENTH (DURATION): The company will be perpetual but it may be dissolved at any moment according to the Law.

EIGHTH (FISCAL YEAR): The fiscal period will be of one year comprise of January 1 to December 31.

NINTH (STOCKHOLDERS MEETING): The Stockholders Meetings, whether regular or extraordinary will take place in the Republic of Panama unless the Board of Directors decides that they may be held in any other place.

ORDINARY MEETINGS: Unless the Board of Directors determines otherwise, the General Stockholders Meeting will hold an ordinary meeting every year at the place and date determined by the By-Laws or the Board of Directors. The General Stockholders Meeting assembled in a regular meeting may deal with the following matters: (a) Election of Directors, and; — (b) Any other matter specified in the call of meeting or duly presented at the meeting by any stockholder.

EXTRAORDINARY MEETINGS: The General Stockholders Meeting will hold extraordinary meetings called by the Board of Directors or by the Presidents of the company each time they deem it convenient. Beside, the Board of Directors or the President of the Company must call the General Stockholders Meeting to an extraordinary meeting if it is requested in writing by one or more stockholders representing at least five percent (5%) of the stocks issued and in circulation. The General Stockholders Meeting may consider in an extraordinary meeting only those matters which are included in the notice meeting. QUORUM AND VOTING: At the first notice of meeting of the General Stockholders Meeting the attendance of holders or representatives of half plus one (1) of the stocks issued and in circulation will constitute quorum. In the second notice of meeting the quorum will be constitute with the number of the share present or represented. Any resolution by the stockholders must be approved through the affirmative vote of the stockholder or stockholders representing half plus one of the stock thereby present, except the following cases, in which is necessary the affirmative vote of half plus one (1) of the stock issued and in circulation. All the resolutions of the General Shareholder’s meeting shall be approved by the affirmative vote of the shareholder or shareholders that represent the half plus one (1) of the present shares, unless the enumerated below, for which will be necessary the affirmative vote of the half plus one (1) of the issued and outstanding shares, to know; (a) to amend the Articles of Incorporation; (b) to permute, to alienate, to burden or to give in guarantee the goods of the corporation in order to guarantee obligations of third parties; (c) to approve merges with other corporations; (d) to dissolve the corporation; and (e) to remove from their offices the Directors of the corporation. NOTICE: To call any meeting of the Stockholders either ordinary or extraordinary, it will be necessary to give notice not less than ten (10) days and no more than sixty (60) days before the meeting, in any of the following manners: (a) by a written notice through certified mail or personal notification to each and every one of the stockholders of record who have the right to vote; (b) by a single publication of a notice in a newspaper of general circulation in the City of Panama, in case there is bearer stock in circulation.

TENTH (BOARD OF DIRECTORS): The Board of Directors will have no less than three (3) and no more than seven (7) members. Within said minimum and maximum the number may be freely determined by the Board of Directors or by the General Stockholders meeting. Notice of Meeting: The meeting of the Board of Directors may be held in the Republic of Panama or in any other place determined by the Board of Directors. Notice for any meeting of the Board of Directors will be given by any Officer of the Company, either by written notice or by personal notification to each and every one of the directors not less than five (5) days and no more than ten (10) days before the meetings. It is understood that the Board of Directors will be entitled to set a schedule to hold periodic meetings in which case the notice referred to in this Clause will not be necessary. Quorum and Voting: A majority of Directors shall constitute a quorum at the meeting of the Board of Directors. It shall be understood that at any of such meeting, the Directors may cast their votes personally or by proxy. Proxies need not to be Directors. Proxies may be appointed by public or private instrument, with or without power of substitution. The Resolutions of the Board of Directors shall be adopted by the consenting vote of the majority of the Directors whether present or by proxy. Removal: Any Director may be removed from his office by the General Meeting of Stockholders with or without a just cause. Vacancies: The vacancies in the Board of Directors may be filled by a resolution of the majority of the remaining members of the same, even if they do not constitute quorum. Faculties: The business of the company will be managed and directed by the Board of Directors which will carry out the powers of the company with the exception of those reserved by Law these Articles of Incorporation, or the By-Laws reserve to the General Meeting of Stockholders. Consequently, the Board of Directors may grant in trust, pledge, or mortgage the property of the company to guarantee the compliance of its obligations; also to sell, exchange, or in any other manner alienate the property of same except when it refers to property or assets not included in its current business. Appointment of Committees: The Board of Directors may constitute one (1) or more committees to which any or all of its powers may be delegated. Each committee will have two (2) or more directors.

ELEVENTH (OFFICERS): The Officers of the Company, who will be appointed by the Board of Directors to act at the discretion of same are a President, a Treasurer and a Secretary. The Board of Directors may likewise elect more Treasurers or Assistant Secretaries, as well as the agent and employees it deems convenient. Any person may be in charge of more than one office. To be an officer it is not necessary to be a Director. The powers of the Officers and their authorization to represent the company and carry out business on its behalf will be determined by the Board of Directors.

TWELFTH (LEGAL REPRESENTIVE): The Legal Representative of the corporation will be exercised by the President. In his absence will be substituted in the Legal Representative will be exercised by Secretary and, in his absence by the Treasurer. The Legal Representative is empowered faculties to receive notifications and to grant powers of attorneys and mandate, to suit and response suits in the name of the corporation, as well as to represent the corporation to in Shareholders’ Meetings where this corporation has any investments, except when the Board of Directors has granted a Special Power of Attorney.

(Transitory Dispositions): (a) First Directors: The number of the first directors will be of three (3) and their names and directions are: Eduardo E. Blanc, Norma Lia Aguilar Y Miguel Angel Loya. All with domicile at Louisiana, St. Suite 5500, Houston, Texas, United States of America.

(B) The First Officers: The first officers are:

PRESIDENT	-	MIGUEL ANGEL LOYA

SECRETARY	-	EDUARDO E. BLANC

TREASURER	-	NORMA LIA AGUILAR

(C) Resident Agent: The Resident Agent of the corporation is FABREGA, MOLINO & MULINO, Attorneys at Law, with offices located at Omega Building, Mezzanine, Avenida Samuel Lewis and 53rd Street, Panama City, Republic of Panama, P.O. Box 0816-00744 Panama, Telephone: 263-5333; Fax: 264-0181. Regarding the condition of Registered Agent of the corporation, it is established in these Articles of Incorporation the following: (1) That the Registered Agent is not the legal representative of the corporation and therefore, it is not responsive for any act carry on by the corporation, its subscribers, directors and/or attorneys or representatives. (2) The Registered Agent is not authorized to contract obligations in the name of the corporation, nor to burden any of its property and it may not be able to intervene or to represent the same in any of its operations or social or mercantile acts or legal notifications or of any nature, unless it has express authorization or power duly granted by the Board of Directors or by the Shareholders, granted in accordance with the law.

(D) Subscription: The number of shares that each subscriber to this Articles of Incorporation agrees to take is follows: DIOGENES JARAMILLO MARTINEZ, one (1) share and NILO SANTOS, one (1) share.

IN WITNESS WHEREOF, we execute and sign this Articles of Incorporation in Panama City, Republic of Panama, on this day, August twenty nine (29), two thousand seven (2007).

(Sgd) DIOGENES JARAMILLO MARTINEZ — NILO SANTOS

Concurs with its original this coy which I issue, seal and sign in Panama City, Republic of Panama, on August twenty nine (29), two thousand seven (2007).

(Sgd) Boris Barrios Gonzalez – First Notary Public

SEAL OF THE FIRST PUBLIC NOTARY OF THE CIRCUIT OF PANAMA

Presented to the Panama Public Registry

Province: Panama	Date and Time: 2007/09/17 10:11:29:1

Volume: 2007	Entry: 162376

Presented by: CARLOS LAU NU EZ	Personal Identification Card No.: 7-115-663

Liquidation No. 7007180624	Total Fees: 1161.00

Entered by: KEBO

(sgd.) illegible

SEAL OF THE PANAMA PUBLIC REGISTRY.

THE AFOREMENTIONED DOCUMENT HAS BEEN REGISTERED AT THE TECHNOLOGICAL INFORMATION SYSTEM OF THE PUBLIC REGISTRY – Section of

Microfilm (Mercantile)

Microjacket: 582424	Acronyme: S.A.

Document REDI: 1202205

Operation: Articles of Incorporation

Registration Fees: B/.1151.00

Qualification Fees: B/.10.00

Panama, September 7, 2007.

(sgd.) illegible

THIS IS A TRUE TRANSLATION FROM THE ORIGINAL IN SPANISH

Panama, September 11, 2007.